EXHIBIT 16.1

January 7, 2014

US Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington DC 20549

RE: Reliabrand Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Reliabrand Inc. dated December 31, 2013 and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ Farber Hass Hurley LLP

Farber Hass Hurley LLP